OVERSEAS SHIPHOLDING GROUP, INC.

1989 STOCK OPTION PLAN

(As Amended)

1. Plan. Options to purchase shares of the Common Stock of Overseas Shipholding Group, Inc., par value $1.00 per share (the "Common Stock"), or other Shares, as defined below, may be granted in accordance with this Plan to key employees or officers of the Corporation or one or more of its Subsidiaries selected by the Committee, provided that no option may be granted to any officer or key employee who has been appointed to the initial Committee designated to administer the Plan.

2. Definitions.

"Board" means the Board of Directors of Overseas Shipholding Group, Inc.

The "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

The "Committee" means a committee which shall consist of three or more directors designated by the Board or pursuant to a procedure specified by the Board; provided that each such director shall be eligible to serve on the Committee only while he is a Disinterested Person. The Board shall have the power to remove or replace any member of the Committee and to designate and appoint new members of the Committee provided that each such new member of the Committee shall be a director and shall be eligible to serve on the Committee only while he is a Disinterested Person. If no Committee is designated by the Board, the Committee shall mean the entire Board, provided that a director shall vote on matters affecting the administration of this Plan or the grant of options pursuant to this Plan only while he is a Disinterested Person. Notwithstanding the foregoing, all members of the Board may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken on such matters.

The "Corporation" means Overseas Shipholding Group, Inc., a Delaware corporation.

"Disability" shall mean permanent and total disability, as determined by the Committee in its sole discretion. Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

"Disinterested Person" shall mean a person who is not at the time he exercises discretion in administering the Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Corporation or any affiliate (as defined by the Securities and Exchange Commission in rules promulgated under the Securities Exchange Act of 1934) entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or any affiliate.

"Shares" means shares of Common Stock, or such other shares as are substituted therefor pursuant to Section 6(d) or 6(e) hereof.

"Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock entitled to vote in the election of directors.

"Termination of Employment" means termination of the relationship with the Corporation and its Subsidiaries so that an individual is no longer an officer or employee of the Corporation or any Subsidiary. In the event an entity shall cease to be a Subsidiary, any individual who is not otherwise an employee or officer of the Corporation or another Subsidiary shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved by the Corporation, whether paid or unpaid.

3. Limitation on Aggregate Shares. The total number of Shares for which options may be granted under this Plan is 570,000, subject to adjustment in accordance with Sections 6(d) and (e) hereof. If any options expire unexercised or are cancelled, terminated or forfeited in any manner without the issuance of Shares, the Shares for which the options were granted shall again be available under this Plan. The Shares to be delivered hereunder shall be delivered from treasury shares.

4. Options. Options to be granted under this Plan shall be in such form or forms, consistent with this Plan, as the Board or the Committee may determine. None of the options shall be incentive stock options (within the meaning of Section 422A of the Code). Options granted under this Plan shall be subject to terms and conditions and evidenced by grants in the form or forms determined from time to time by the Committee and shall be subject to the terms and conditions set forth in Section 6 and elsewhere in this Plan, consistent with the following terms:

(a) Exercise Price. The exercise price per Share shall be $13.50 per share for any options granted prior to January 1, 1990 and shall be such price as is determined by the Committee, but not less than the lesser of (i) $13.50 per share or (ii) the fair market value of the Share (as determined in a manner approved by the Committee), for any options granted after December 31, 1989.

(b) Term of Options. All options granted prior to January 1, 1990 shall be exercisable for a period ending June 30, 2000, subject to earlier termination of exercisability and other limits on exercisability as provided in paragraphs (c), (d) or (e), below, and Section 6 hereof and subject to extension (but not beyond December 31, 2000) pursuant to paragraph (d) below. Options granted after December 31, 1989 shall be exercisable for a period ending not later than December 31, 2005 as determined by the Committee.

(c) Exercise of Options. An option granted under the Plan prior to January 1, 1990 shall become exercisable in installments as follows, provided (except as otherwise specifically provided herein) that with regard to any installment the holder has not incurred a Termination of Employment prior to the date such installment becomes exercisable: to the extent of ten (10) percent of the number of optioned Shares on December 31, 1990; and, to the extent of an additional ten (10) percent of such number of optioned Shares, on each December 31 thereafter through December 31, 1999; and such exercisability of installments shall be cumulative. Notwithstanding the foregoing, an option granted under the Plan shall become exercisable in full in the event of the death or Disability of the holder prior to Termination of Employment, and shall remain exercisable to the extent set forth in paragraph (d), below.

An option granted under the Plan after December 31, 1989 shall become exercisable at such times and in such installments as determined by the Committee.

In no event shall any option granted hereunder be exercisable for a period of six (6) months following the grant of such option, except in the case of the death or Disability of the holder. Options may be exercised in whole or in part from time to time, but an option may not be exercised for a fractional Share.

Subject to the foregoing, any option granted hereunder shall be exercisable under such conditions as shall be permissible under the terms of the Plan and of the option granted to the holder of the option.

Options shall be exercised by written notice to the Corporation (to the attention of the Corporate Secretary) accompanied by (i) payment in full of the exercise price, and (ii) any payment or other action required to satisfy the tax withholding requirement discussed in Section 9, below. Payment of the exercise price shall be made in cash (including check, bank draft, or money order) or, at the election of the holder, (i) by delivery of Shares already owned by the holder for six (6) months or more (valued at the fair market value thereof on the date of delivery, as determined in a manner approved by the Committee) or (ii) by delivery of a combination of cash and such Shares. In addition, the Committee may permit payment upon exercise by delivery of Shares owned by the holder for less than six (6) months (valued at the fair market value thereof on the date of delivery, as determined in a manner approved by the Committee) and, if permitted, subject to such conditions as prescribed by the Committee, provided that such delivery shall not be permitted for any holder in a manner that would subject the holder to recovery of profits under Section 16(b) of the Securities Exchange Act of 1934.

(d) Death or Disability. Upon the death or Disability of the holder, the option shall remain exercisable until 180 days after the date of such death or Disability (or any longer period as the Committee shall provide either at the time of grant or, in the case of death or Disability, within sixty (60) days after such death or Disability) by the holder (in case of Disability), or the estate or by a person who acquires the right to exercise such option by bequest or by inheritance (in case of death). To the extent that the option is not so exercised, it shall expire 180 days after death or Disability (or such longer period provided by the Committee).

(e) Termination of Employment Upon the Termination of Employment of an option holder (other than for Cause as defined below), the option, to the extent, if any, then exercisable, shall remain exercisable by the holder until the earlier of the expiration of the option or ninety (90) days after the date of such Termination of Employment (or any longer period as the Committee shall provide at any time prior to the Termination of Employment or within ninety (90) days thereafter). To the extent that the option is not so exercised, it shall expire at the earlier of the expiration of the option period or ninety (90) days after Termination of Employment (or such longer period provided by the Committee). Notwithstanding the foregoing, if an option holder incurs a Termination of Employment as a result of a termination for Cause, then to the extent that any option theretofore granted to the holder has not been exercised, such option shall automatically expire immediately upon such termination for Cause. The Committee shall determine whether a termination is for Cause and the determination of the Committee shall be conclusive. A termination for "Cause" shall mean a termination by the Corporation or its Subsidiary for insubordination, dishonesty, an act of moral turpitude, misconduct of any kind or the refusal of the holder to perform his or her normal duties and responsibilities for any reason other than illness or incapacity.

5. Eligibility. Subject to the limitations in Section 1 hereof, the Committee shall determine the key employees and officers to whom options shall be granted under this Plan and the number of Shares for which options shall be granted to each of them. In such determinations the Committee may take into account the nature of the services rendered by the prospective option recipients, their past, present and potential contributions to the success of the Corporation or its Subsidiaries and such other factors as the Committee in its discretion shall deem relevant.

6. Additional Provisions.

(a) Acceleration of Exercisability. The Committee may at any time accelerate the exercisability with regard to any outstanding option, provided that no option shall be exercisable for six (6) months after grant, except in the case of death or Disability of the holder.

(b) Listing, Registration and Compliance With Laws and Regulations. If the Corporation determines, in its discretion, that the listing, registration, or qualification of the option or the Shares subject to the option upon any securities exchange or under any state or federal securities or other law or regulations, or the exemption from such listing, registration or qualification requirements, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of an option, the exercisability of an option or the delivery or purchase of Shares thereunder, no option may be exercised in whole or in part unless the listing, registration, qualification, exemption, consent or approval has been effected or obtained free of any conditions not acceptable to the Corporation. To the extent that any applicable law, regulation or stock exchange requirement requires approvals of any kind in connection with such option or the delivery or transfer of the underlying Shares, no option may be exercised in whole or in part unless and until such approvals have been obtained. The holder of the option will supply the Corporation with certificates, representations, and information that the Corporation requests and shall otherwise cooperate with the Corporation in obtaining the listing, registration, qualification, exemption, consent or approval. As a condition to the exercise of an option hereunder, the Corporation may require the person exercising the option to represent and warrant at the time of any such exercise that the Shares are being purchased for investment only and without any present intention to sell or distribute such Shares if, in the opinion of counsel to the Corporation, such a representation is required by relevant law. Without limiting the foregoing, no Shares shall be delivered or transferred upon exercise of an option if the Corporation determines that the delivery or transfer of shares upon exercise does not comply with any applicable federal and state securities laws; in such event, to the extent the Corporation in the Board's sole discretion, exercised in good faith, deems it reasonably feasible to do so, the Corporation shall take the necessary steps to comply with the applicable federal and state securities laws In the case of officers and other persons who are subject to Section 16(b) of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations upon the exercise of an option which, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Corporation, as part of an offering of securities or otherwise, finds it desirable, because of federal or state regulatory requirements, to reduce or suspend the period during which any options may be exercised, the Corporation may, in its discretion and without the holder's consent, reduce or suspend the exercise period on not less than fifteen (15) days' prior written notice to the holders; provided that, in the event of a reduction of the exercise period, the Corporation makes the options immediately fully exercisable.

(c) Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the person to whom they are granted, may be exercised only by such person, or such person's guardian or legal representative. Any transfer in violation of this paragraph shall be void and of no effect.

(d) Effect of Changes in Shares. If the Corporation shall combine, subdivide or reclassify the Shares which have been or may be optioned, or shall declare thereon any dividend payable in Shares or shall reclassify or take any other action of a similar nature affecting the Shares, then the number and class of shares of stock as to which options may thereafter be granted shall be appropriately and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall likewise be appropriately adjusted, all to such extent as may be determined by the Board or the Committee to be necessary to preserve unimpaired the rights of the option holders. Each and every such determination shall be conclusive and binding upon such option holder.

(e) Effect of Reorganization. In case of any one or more reclassifications, changes or exchanges of outstanding Shares or other stock (other than as provided in paragraph (d) above), or consolidations of the Corporation with, or mergers of the Corporation into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Corporation is the continuing corporation and which do not result in any reclassifications, changes or exchanges of outstanding shares of the Corporation), or in case of any one or more sales or conveyances to another corporation of the property of the Corporation as an entirety, or substantially as an entirety, any and all of which are hereinafter in this paragraph (e) called "Reorganizations," an option holder shall have the right, upon any subsequent exercise of an option, to acquire the same kind and amount of securities and property which such holder would then have if such holder had exercised such option immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such holder as result of that and subsequent Reorganizations, less all securities and property surrendered or cancelled pursuant to any of same, the adjustment rights in paragraph (d) above and this paragraph (e) being continuing and cumulative, except that, notwithstanding any provisions of this Plan to the contrary, the Board or Committee shall have the right in connection with such Reorganizations, upon not less than 30 days' prior written notice to the holder, to terminate the exercisability of options upon the consummation of such Reorganization. In the event the Board or Committee terminates the exercisability of the options in accordance with the foregoing sentence, all outstanding options, other than options as to which the holder had incurred a Termination of Employment prior to the giving of such notice, shall immediately become fully exercisable. In addition, in the event of a Reorganization, the Committee or Board shall have the right to cancel and terminate any or all outstanding options as of the date of the Reorganization by paying to the holder at the time of the Reorganization an amount in cash for each such outstanding option equal to the difference between (i) the fair market value (as determined by the Board or Committee) of the Shares underlying the outstanding option on the date of the Reorganization and (ii) the exercise price of the option, provided that the Board or Committee may not implement the procedures in this sentence if the holder would be, or in a manner that would result in the holder being, subject to recovery of profits under Section 16(b) of the Securities Exchange Act of 1934.

7. Administration. This plan shall be administered by the Committee. The Committee shall have full power to construe and interpret this Plan and options granted under this Plan, to establish and amend rules for its administration, to grant options under this Plan, and to correct any defect or omission or reconcile any inconsistency in this Plan or in any option to the extent the Committee deems desirable to effectuate this Plan or any option. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend an option within the confines of this Plan.

The Committee shall act by a majority of its members in office, and the Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by all members of the Committee. All actions taken and decisions made by the Board or the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan.

8. Termination and Amendment. This Plan shall terminate, other than with regard to outstanding options, on, and no option shall be granted hereunder after, December 31, 2000. The Board or the Committee at any time may suspend or terminate this Plan and make additions or amendments that it deems advisable under this Plan, provided that, except as otherwise provided herein, no right of any holder in any outstanding option may be suspended, terminated or amended adversely without his consent.

9. Withholding. The Corporation shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in cash or other property, including Shares already owned by the holder for six (6) months or more (valued at the fair market value thereof on the date of delivery as determined in a manner approved by the Committee) in lieu of withholding) the amount of any Federal, state or local taxes required by law to be withheld by the Corporation for any Shares deliverable under this Plan, and the Corporation may defer delivery unless such withholding requirement is satisfied.

The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable. A person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 with respect to securities of the Corporation may elect to have a sufficient number of Shares withheld to fulfill such tax obligations (hereinafter a "Withholding Election") only if the election complies with such conditions as are necessary to prevent the withholding of such shares from being subject to Section 16(b) of the Securities Exchange Act of 1934. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the disapproval of the Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, (ii) six (6) months before the exercise of the option becomes taxable, or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Act. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the person exercising the option.

10. Miscellaneous.

(a) Severability. The provisions of this Plan included herein are severable. If any provision shall be determined to be in conflict with statutory provisions or governmental regulations, or otherwise unlawful, or unenforceable, it shall be deemed severed from this Plan and every other provision of this Plan shall remain in full force and effect.

(b) Laws Governing. This Plan and all actions taken under it shall be governed as to construction and administration by the laws of the State of New York.

(c) Effect upon other Compensation Plans. This Plan shall not affect any other compensation or incentive plans in effect for the Corporation or any Subsidiary and this Plan shall not preclude the Board from establishing any other forms of incentive or compensation for key employees, or officers, of the Corporation or of any Subsidiary.

(d) No Limitation of Rights. Nothing contained in this Plan shall be construed to limit in any way the right of the Corporation or any Subsidiary to terminate the employment of any employee.

(e) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

(f) Rule 16b-3. Except as the Committee shall otherwise determine, this Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934 and any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.